UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 6, 2023 (March 31, 2023)

Clearday, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Village Drive, Suite 106, San Antonio, TX 78217

(Address of Principal Executive Offices) (Zip Code)

(210) 451-0839

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CLRD	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Exit of Three Leased Residential Care Communities

The Company continues to take certain actions related to shifting its business strategy from focusing on operating residential care facilities to providing technology and innovative care solutions that address the global aging crises. In connection with the previously announced proposed merger with Viveon Health Acquisition Corp. (“Viveon”), Clearday entered into agreements to terminate the leases (“Leases”) for three of our four residential care facilities, which account for all of Clearday’s leased residential care facilities. Our intention to terminate the Leases at these facilities (the “Facilities”) located in Westover, Texas, New Braunfels, Texas and Little Rock, Arkansas, was previously disclosed in a report filed on Form 8-K on March 23, 2023. The agreements provide for the third party negotiated exit by the Company of our legacy memory care businesses that had large operating expenses, including lease payments, and incurred significant cash flow losses during 2022 that required us to incur indebtedness. Our continued implementation of our business strategy was one of the factors that enabled Clearday to execute the merger agreement on April 5, 2023 with Viveon led by principals experienced in healthcare and med-tech innovation, for a business combination that values the Company at approximately $300 million. A press release regarding the merger agreement was previously furnished on a Report on Form 8-K filed on April 6, 2023. There can be no assurance that the proposed merger transaction will be consummated on the terms or timeframe currently contemplated, or at all. After the consummation of the lease termination, we will continue to own and operate our residential memory care facility located at Naples, Florida and our Adult Daycare center located at San Antonio, Texas.

Terminating the Leases will remove approximately $27,520,000 of liabilities related to the lease liabilities, as of December 31, 2022, and approximately $22,991,000 of operating lease right-of use assets, resulting in a one-time increase of other income of approximately $4,520,00, prior to the elimination of our net leasehold improvements and personal property in these facilities that is expected to be less than $230,000, as of December 31, 2022. Additionally, the termination of the Leases and our legacy memory care businesses at these Facilities should significantly reduce the operating cash flow losses that we have incurred at these Facilities enabling us to focus on our innovative care products and service businesses including our digital care platform that includes our proprietary Clearday at Home and other digital offerings; our proprietary BEST test that is used to develop personalized care pathways; artificial intelligence (AI) enabled companion robotic services that include proprietary applications that enhance the user experience through proprietary digital engagement programs as well as movement analytics.

These agreements to terminate the Leases and our termination of our operations at these facilities are described below.

Clearday entered into agreements with the lessor or landlord of the Facilities (“Lessor”) to terminate the Leases for the Facilities on the date (the “Termination Date”) that a new operator that was selected and approved by the Lessor (“New Operator”) obtains all required government licenses, authorizations, and approvals to operate the memory care residential facilities in Texas and Arkansas.

The Lease Transition Agreement with the Lessor dated March 31, 2023 provides, among other matters, that the aggregate liability of the Clearday subsidiaries that are tenants under the Leases are reduced to amount (the “Repayment Amount”) that is equal to the sum of: (1) past due rent payments under the Leases of $1,284,770 (“Past Due Lease Amounts”), (2) a fixed amount arising from the termination of the Leases of $1,710,777 (“Rent Differential Amount”), (3) the amount of additional advances (“Critical Expenses Advances”) by Landlord to pay critical expenses plus the premium for tail insurance policy in favor of the Landlord (the obligation for such premiums are limited $275,000) (4) plus an additional amount that is equal to the greater of $25,000 or 5% of such Critical Expenses Advances. The Repayment Amount is due and payable over a period maturing on July 31, 2025, as follows:

(1) on closing date of the previously announced proposed merger with Viveon Health Acquisition Corp., a payment equal to 10% of the new money that is raised in connection with such merger (subject to a minimum payment of $300,000 and a maximum payment of $500,000); provided that if such merger does not close by July 31, 2023, then a payment of $300,000 will be paid on July 31, 2023 or such other date agreed by Landlord and Clearday;

(2) $400,000 payable quarterly commencing on December 31, 2023, and

(3) beginning with the calendar quarter ending December 31, 2023 10% of the Excess Cash Flow, generally based on earnings before interest, taxes, depreciation, and amortization of Clearday.

The current guarantors of the Leases (a subsidiary of Clearday, Inc. and two individuals) continued to guaranty the obligations, as modified by the Lease Transition Agreement, and provided a security interests on the collateral specified therein.

In connection with the Lease Termination Agreement, the tenants under the Leases and the Clearday, Inc. subsidiaries that operated the Facilities signed a promissory note for the Repayment Amount and the Past Due Lease Amounts and Clearday, Inc. agreed to be an additional guarantor of the obligations of the Leases, as modified and limited by the Lease Transition Agreement, which is less than approximately $4,000,000 under the terms of a Guaranty (the “Guaranty”). Clearday also agreed to cooperate with Landlord to facility the termination of the Leases the sale of the furniture and fixtures at the Facilities to the New Operator so that New Operator may enter into a lease or purchase of the Facilities and operate the memory care businesses in the Facilities or other businesses at the Facilities that they choose to conduct.

The Lease Termination Agreement, the Guaranty and the Promissory Note also include customary representations, warranties, conditions and covenants including indemnification and remedies upon an event of default. The foregoing descriptions of the Lease Transition Agreement, the Promissory Note and the Guaranty are not complete and are qualified in their entirety by reference to the full text of each such document, which is filed as Exhibits 10.1, 10.2, and 10.3 to this Report and are incorporated herein by reference.

In connection with the proposed termination of the Leases, the subsidiaries that operate the Facilities (the “Current Operators”) and subsidiaries of the New Operator (“New Facilities Operators”) entered into the Operations Transfer Agreement dated as of April 1, 2023 (the “OTA”). The OTA provides that the New Facilities Operators will purchase the personal property and other assets of the Current Operators used at the Facilities to enable the New Facilities Operators to conduct their business at the Facilities under new leases or other arrangements with the Landlord. Such purchase and sale will close on the date that the New Facilities Operators receive the licenses, authorizations and approvals from the applicable Texas and Arkansas governmental agencies to conduct a licensed residential memory care business at the Facilities and they enter into new leases with the Landlord (the “Commencement Date”). The New Facilities Operators will enter into new agreements with the residents at the Facilities, effective the Commencement Date, which agreements, according to statements by the New Facilities Operators, will be at the same price as the rates charged by Current Operators. The Current Operators have provided a notice to each of the residents at the Facilities that their current agreement will terminate, effective the Commencement Date.

In connection with the OTA, the Current Operators and the New Facilities Operators entered into Interim Management and Security Agreements or an Interim Consulting and Security Agreement, as applicable, dated as of April 1, 2023 (the “Interim Agreements”). The Interim Agreements provide that the New Facilities Operators will assist with operating the Facilities as an independent contractor, pending their receipt of government authorizations and approvals necessary to operate memory care residential care businesses at the Facilities. The New Facilities Operators are not affiliated with the Company or its officers or directors.

The OTA and Interim Agreements provide for the asset purchase and sale of the memory care businesses at the Facilities, and the transfer of certain agreements and the assumption of certain specified liabilities. The Current Operators, each of which is a subsidiary of Clearday, Inc., remain obligated for liabilities that are not assumed by the New Operators. Under the Interim Agreements, the New Facilities Operators is an independent contractor that has employed, or offered employment to, all of the employees of the Current Operators at the Facilities and will fund and be responsible for any operating cash losses for the Facilities.

The OTA and the Interim Agreements also include customary representations, warranties, conditions and covenants including indemnification and remedies upon an event of default. The foregoing descriptions of the OTA and the Interim Agreements are not complete and are qualified in their entirety by reference to the full text of each such document, which is filed as Exhibits 10.4, 10.5, 10.6 and 10.7 to this Report and are incorporated herein by reference.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of the Company, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risks regarding the Company and its business, generally; risks related to the Company’s ability to correctly estimate and manage its operating expenses and develop its innovate non-acute care businesses and the acceptance of its proposed products and services, including with respect to future financial and operating results; the ability of the Company to protect its intellectual property rights; competitive responses to the Company’s businesses including its innovative non-acute care business; unexpected costs, charges or expenses; regulatory requirements or developments; changes in capital resource requirements; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and the registration statement regarding the Company’s previously announced merger, that was filed and declared effective. The Company can give no assurance that the actual results will not be materially different than those based on the forward looking statements. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

10.1	Lease Termination Agreement dated as of March 31, 2023 by and among certain subsidiaries of Clearday, Inc. party thereto and the other parties thereto
10.2	Promissory Note dated March 31, 2023 in the aggregate principal amount of $2,995,547.44 executed by certain subsidiaries of Clearday, Inc. named therein
10.3	Guaranty dated March 31, 2023 by Clearday, Inc.
10.4	Operations Transfer Agreement dated as of April 1, 2023 by and among certain subsidiaries of Clearday, Inc. and the new operators named therein of the specified residential care facilities
10.5	Interim Management and Security Agreement dated as of April 1, 2023 by and between MCA Westover Hills Operating Company, LLC operated under the Memory Care America name, and the new operator party thereto regarding the facility located at San Antonio, Texas
10.6	Interim Management and Security Agreement dated as of April 1, 2023 by and between MCA New Braunfels Operating Company, LLC operated under the Memory Care America name, and the new operator party thereto regarding the facility located at New Braunfels, Texas
10.7	Consulting and Security Agreement dated as of April 1, 2023, by and between Memory Care at Good Shepard, LLC, operated under the Memory Care America name and the new operator party thereto regarding the facility located at Little Rock, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARDAY, INC.

	By:	/s/ James Walesa
	Name:	James Walesa
	Title:	Chief Executive Officer

Dated April 6, 2023